NEW MOTION, INC.

                             STOCK OPTION AGREEMENT

                                                     OPTION GRANT ISSUED (#) ___


                   NEW MOTION, INC. 2007 STOCK INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

      You have been granted the following option to purchase Common Stock of New Motion, Inc. (the "COMPANY"):

      Name of Optionee:
                                       ---------------------------

      Total Number of Shares Granted:
                                       ---------------------------

      Type of Option:                  [ISO/Non-Qualified Stock Option]

      Exercise Price Per Share:        $____

      Date of Grant:                   _______ __, ____

      Vesting Commencement Date:       _______ __, ____

      Vesting Schedule:                [25% on  the  first  anniversary  of  the
                                       Vesting Commencement Date, and 1/36th of the remaining shares on the last day of each month thereafter until fully vested.]

      Expiration Date:                 10 years after Date of Grant

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the New Motion, Inc. 2007 Stock Incentive Plan (a copy of which has been provided to the Optionee) and the Stock Option Agreement, which is attached hereto as Annex I and, both of which are made a part of this document. Optionee hereby represents that both the option and any shares acquired upon exercise of the option have been or will be acquired for investment for his own account and not with a view to or for sale in connection with any distribution or resale of the security.


OPTIONEE:                                 NEW MOTION, INC.


By:________________________________       By:_______________________________

Name:_____________________________        Its:______________________________


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                                     ANNEX I

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                   NEW MOTION, INC. 2007 STOCK INCENTIVE PLAN:
                             STOCK OPTION AGREEMENT


                          SECTION 1: GRANT OF OPTION

      1.1 OPTION. On the terms and conditions set forth in the notice of stock option grant to which this agreement (the "AGREEMENT") is attached (the "NOTICE OF STOCK OPTION GRANT") and this Agreement, the Company grants to the individual named in the Notice of Stock Option Grant (the "OPTIONEE") the option to purchase at the exercise price specified in the Notice of Stock Option Grant (the "EXERCISE PRICE") the number of shares of Stock (the "SHARES") set forth in the Notice of Stock Option Grant. This option is intended to be either an ISO or a Non-Qualified Stock Option, as provided in the Notice of Stock Option Grant.

      1.2 STOCK PLAN AND DEFINED TERMS. This option is granted pursuant to and subject to the terms of the New Motion, Inc. 2007 Stock Incentive Plan, as in effect on the date specified in the Notice of Stock Option Grant (which date shall be the later of (i) the date on which the Board resolved to grant this option or (ii) the first day of the Optionee's Service) and as amended from time to time (the "PLAN"), a copy of which is attached hereto and which the Optionee acknowledges having received. Capitalized terms not otherwise defined in this Agreement have the definitions ascribed to them in the Plan.

                         SECTION 2: RIGHT TO EXERCISE

      2.1 EXERCISABILITY. Subject to the provisions of this Section 2 and the other conditions set forth in this Agreement, this option may be exercised from to time after the Date of Grant and to the extent the option has vested in accordance with the vesting schedule set forth in the Notice of Stock Option Grant, at any time prior to its expiration or termination.

      2.2 $100,000 LIMITATION. The aggregate fair market value (determined at the time the option is granted) of the Shares with respect to which ISOs are exercisable for the first time during any calendar year (under all ISO plans of the Company and its Subsidiaries) shall not exceed $100,000. If this option is designated as an ISO in the Notice of Stock Option Grant, then to the extent (and only to the extent) the Optionee's right to exercise this option causes this option (in whole or in part) to not be treated as an ISO by reason of the $100,000 annual limitation under Section 422(d) of the Code, such options shall be treated as Non-Qualified Stock Options, but shall be exercisable by their terms. The determination of options to be treated as Non-Qualified Stock Options shall be made by taking options into account in the order in which they are granted. If the terms of this option cause the $100,000 annual limitation under
Section 422(d) of the Code to be exceeded, a pro rata portion of each exercise shall be treated as the exercise of a Non-Qualified Stock Option.


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      2.3   STOCKHOLDER   APPROVAL.   Any  other  provision  of  this  Agreement
notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company's stockholders.

                SECTION 3: NO TRANSFER OR ASSIGNMENT OF OPTION

      Except as provided herein, an Optionee may not assign, sell or transfer the option, in whole or in part, other than by will or by operation of the laws of descent and distribution. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO) as follows: (i) by gift to a member of the Participant's "immediate family" (as such term is defined in the Plan) or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor, provided that the beneficiaries are members of the Optionee's immediate family (either or both (i) or (ii) referred to as a "PERMITTED TRANSFEREE"). A transfer permitted under this Section 3 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of the Plan and this Agreement.

                        SECTION 4: EXERCISE PROCEDURES

      4.1 NOTICE OF EXERCISE. The Optionee or the Optionee's representative may exercise this option by delivering a written notice in the form of Exhibit A attached hereto ("NOTICE OF EXERCISE") to the Company in the manner specified pursuant to Section 13.4 hereof. Such Notice of Exercise shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment, which must comply with Section 5. The Notice of Exercise shall be signed by the person who is entitled to exercise this option. In the event that this option is to be exercised by the Optionee's representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option. This Option shall be deemed exercised with respect to the number of Shares subject to a proper Notice of Exercise upon receipt by the Company of the duly executed Notice of Exercise and payment of the Exercise Price of such Shares in accordance with Section 5.

      4.2 ISSUANCE OF SHARES. After receiving a proper Notice of Exercise and the Exercise Price, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

      4.3 WITHHOLDING TAXES. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.


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                         SECTION 5: PAYMENT FOR STOCK

      5.1 GENERAL RULE. The entire Exercise Price of Shares issued under the Plan shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:

            5.1.1 Cashless Exercise. A copy of instructions to a broker directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option ("CASHLESS EXERCISE");

            5.1.2 Stock-For-Stock Exercise. Paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised ("STOCK-FOR-STOCK EXERCISE"); or

            5.1.3 Attestation Exercise. By a Stock-for-Stock Exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares ("ATTESTATION EXERCISE").

      5.2 WITHHOLDING PAYMENT. The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) Cashless Exercise or Attestation Exercise; (ii) Stock-for-Stock Exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("STOCK WITHHOLDING"); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The fair market value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

      5.3 EXERCISE/PLEDGE. In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Plan Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


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                        SECTION 6: TERM AND EXPIRATION

      6.1 BASIC TERM. This option shall expire and shall not be exercisable after the expiration of the earliest of (i) the Expiration Date specified in the Notice of Stock Option Grant, (ii) three (3) months after the date the Optionee's Service with the Company and its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (iii) one
(1) year after the date the Optionee's Service with the Company and its Subsidiaries terminates if such termination is a result of death or Disability, and (iv) if the Optionee's Service with the Company and its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Outstanding Options that are not vested at the time of termination of employment for any reason shall expire at the close of business on the date of such termination. The Plan Administrator shall have the sole discretion to determine when this option is to expire. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, to the extent required by applicable law. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

      6.2 EXERCISE AFTER DEATH. All or part of this option may be exercised at any time before its expiration under Section 6.1 above by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become vested before the Optionee's death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet vested and with respect to any Share that is subject to the Right of Repurchase (as such term is defined below).

                        SECTION 7: RIGHT OF REPURCHASE

      7.1 REPURCHASE RIGHT. The Company shall have the right (but not an obligation) to repurchase (i) the Optionee's vested Options, and (ii) any Shares acquired under this Agreement (the "RESTRICTED STOCK"), in each case as provided in this Section 7 (collectively, the "RIGHT OF REPURCHASE").

      7.2 REPURCHASE PRICE. Following the termination of Optionee's Service the Right of Repurchase shall be exercisable at a price (the "REPURCHASE PRICE") equal to (i) the Fair Market Value of the shares of Restricted Stock issued upon exercise of this option or (ii) in the case of vested but unexercised Options, the Fair Market Value of the Stock underlying such unexercised Options less the Exercise Price. The Right of Repurchase shall in all cases be subject to Section
7.4 hereof.

      7.3 CONDITION PRECEDENT TO EXERCISE. The Right of Repurchase shall be exercisable only during the ninety (90)-day period next following the later of:

            7.3.1  The  date  when the  Optionee's  Service  terminates  for any
reason,  with  or  without  Cause,   including  (without  limitation)  death  or
disability; or


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            7.3.2 The date when this option was exercised by the  Optionee,  the executors or administrators of the Optionee's estate or any person who has acquired this Option directly from the Optionee by bequest, inheritance or beneficiary designation.

      7.4 LAPSE OF STOCK REPURCHASE RIGHT. Notwithstanding any portion of the foregoing, the Right of Repurchase shall lapse with respect to (i) Shares that are registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) Shares for which a determination is made by counsel for the Company that such Right of Repurchase is not permitted by applicable federal or state securities laws.

      7.5 EXERCISE OF RIGHT OF REPURCHASE. The Company shall exercise the Right of Repurchase by written notice delivered to the Optionee prior to the expiration of the ninety (90)-day period specified in Section 7.3 above, which notice shall set forth the date on which the repurchase is to be effected. The certificate(s) representing the Restricted Stock to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Optionee the Repurchase Price determined according to this Section 7. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Stock. The Right of Repurchase shall terminate with respect to any Restricted Stock or Options for which it has not been timely exercised pursuant to this Section 7.5.

      7.6 RIGHTS OF REPURCHASE ADJUSTMENTS. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting the Company's outstanding securities without receipt of consideration, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Right of Repurchase; and
(ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Right of Repurchase; provided, however, that the aggregate Repurchase Price payable for the Restricted Stock shall remain the same.

      7.7 TERMINATION OF RIGHTS AS STOCKHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Stock or Options to be repurchased in accordance with this Section 7, then after such time the person from whom such Restricted Stock or Options are to be repurchased shall no longer have any rights as a holder of such Restricted Stock or Options (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Stock or Options shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.


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      7.8 ESCROW. Upon issuance,  the certificates for Restricted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 7.6 above shall immediately be delivered to the Company to be held in escrow. All regular cash dividends on Restricted Stock (or other securities at the time held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Optionee upon the termination of the Right of Repurchase. In any event, all Restricted Stock (and any other vested assets and securities attributable thereto) shall be released following ninety (90) days after the earlier of (i) the Purchaser's cessation of Service or (ii) the lapse of the Right of First Refusal, to the extent not otherwise repurchased by the Company in accordance with the terms hereof.

                       SECTION 8: RIGHT OF FIRST REFUSAL

      8.1 RIGHT OF FIRST REFUSAL. In the event that the Company's stock is not readily tradable on an established securities market and the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, to any person, entity or organization (the "TRANSFEREE") the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares (the "RIGHT OF FIRST REFUSAL"). If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written transfer notice ("TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this Section 8.1 shall be freely assignable, in whole or in part.

      8.2 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 8 or into which such Shares thereby become convertible shall immediately be subject to this
Section 8. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 8.

      8.3  TERMINATION  OF RIGHT OF FIRST REFUSAL.  Any other  provision of this
Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by this Section 8.


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      8.4 PERMITTED TRANSFERS. This Section 8 shall not apply to a transfer to a
Permitted Transferee in accordance with Section 3.

      8.5 TERMINATION OF RIGHTS AS STOCKHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

                        SECTION 9: STOCKHOLDERS AGREEMENT

      As a condition to the issuance of Stock pursuant to this Stock Option Agreement, the Administrator, in its sole and absolute discretion, may require the Optionee to execute and become a party to any agreement by and among the Company and its stockholders generally which exists on or after the Date of Grant (each, a "STOCKHOLDERS AGREEMENT"). If the Optionee becomes a party to a Stockholders Agreement, in addition to the terms of the Plan and this Stock Option Agreement, the terms and conditions of Stockholders Agreement shall govern Optionee's rights in and to the Stock; and if there is any conflict between the provisions of the Stockholders Agreement and the Plan or any conflict between the provisions of the Stockholders Agreement and this Stock Option Agreement, the provisions of the Stockholder Agreement shall be controlling.

                   SECTION 10: LEGALITY OF INITIAL ISSUANCE

      No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

      10.1 It and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT") or to perfect an exemption from the registration requirements thereof;

      10.2 Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

      10.3 Any other applicable provision of state or federal law has been satisfied.

                       SECTION 11: NO REGISTRATION RIGHTS

      The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.


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                     SECTION 12: RESTRICTIONS ON TRANSFER

      12.1 SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

      12.2 MARKET STAND-OFF. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering (a "PUBLIC OFFERING"), the Optionee shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"). The Market Stand-off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

      12.3 INVESTMENT INTENT AT GRANT. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

      12.4 INVESTMENT INTENT AT EXERCISE. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

      12.5 LEGENDS. All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legends (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, WHICH AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THE ISSUER HAS A RIGHT TO REPURCHASE THE SECURITIES EVIDENCED BY THIS CERTIFICATE. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

      12.6 REMOVAL OF LEGENDS. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

      12.7 ADMINISTRATION. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 12 shall be conclusive and binding on the Optionee and all other persons.

                     SECTION 13: MISCELLANEOUS PROVISIONS

      13.1 RIGHTS AS A STOCKHOLDER. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee's representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to Section 4 and Section 5 hereof.

      13.2 ADJUSTMENTS. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares subject to this option and (ii) the Exercise Price of this option, in effect prior to such change, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

      13.3 NO RETENTION RIGHTS. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

      13.4 NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed the Optionee at the address set forth in the records of the Company. Notice shall be addressed to the Company at:

                    New Motion, Inc.
                    42 Corporate Park, Suite 250
                    Irvine, California 92606
                    Attn:  Allan Legator

      13.5 ENTIRE AGREEMENT. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

      13.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

      13.7 ATTORNEYS' FEES. In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, "ATTORNEYS' FEES" shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

New Motion, Inc.
42 Corporate Park, Suite 250
Irvine, California 92606
Attn:  Allan Legator

      EXERCISE OF STOCK OPTION. The undersigned (the "OPTIONEE"), the holder of the enclosed Stock Option Agreement, hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder
_________________*  shares (the  "SHARES") of Common  Stock of New Motion,  Inc.
(the "COMPANY"), and herewith encloses payment of $____________ and/or ______________ shares of the Company's common stock in full payment of the purchase price of such shares being purchased.

      INVESTMENT AND TAXATION REPRESENTATIONS. In connection with the purchase of the Shares pursuant to the Stock Option Agreement, Optionee represents to the Company the following:

            (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any applicable provision of state law. Optionee does not have any present intention to transfer the Shares to any person or entity.

            (b) Optionee understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities.

            (c) Optionee understands that the certificate(s) evidencing the securities will be imprinted with a legend, in addition to any legends specified in the Stock Option Agreement, which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

____________
* Insert here the number of shares called for on the face of the Option, or, in the case of a partial exercise, the number of shares being exercised, in either case without making any adjustment for additional Common Stock of the Company, other securities or property that, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.

            (d) Optionee is familiar with the provisions of Rules 701 and 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Optionee understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 701 or Rule 144, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Optionee acknowledges and agrees to the restrictions set forth in paragraph (e) below.

            (e) Optionee further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

            (f) Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

I ACKNOWLEDGE AND AGREE THAT THE SHARES ARE SUBJECT TO RESTRICTIONS AND REPURCHASE RIGHTS UNDER THE NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT


Dated: ______________

                                    ____________________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Option)

                                    ____________________________________________
                                    (Please Print Name)

                                    ____________________________________________
                                    (Address)